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                                                            Exhibit 3(i)(a)


                            ARTICLES OF INCORPORATION
                                       OF
                            BOZEMAN MEDIA GROUP, INC.

The undersigned, acting as incorporator of a corporation under the Florida Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

     ARTICLE I
     ---------

     The name of the corporation is: BOZEMAN MEDIA GROUP, INC.

     ARTICLE II
     ----------

     The period of duration of the corporation is perpetual.

     ARTICLE III
     -----------

     The purpose or purposes for which the corporation is organized is to engage any type of activity, within or without the United States which is lawful under the laws of the United States and the State of Florida.

     ARTICLE IV
     -----------

     The street address of the initial principal office of the corporation and the mailing address of the corporation is: 860 U$. Highway One, Suite 108, North Palm Beach, FL 33408.

     ARTICLE V
     ---------

     The total authorized capital stock of this Corporation shall consist of one class common stock and one class of preferred stock under the terms, conditions, limitations, preferences and characteristics as hereinafter set forth:


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          1.  The total amount of common voting stock, each share having one (1)
vote, authorized by this corporation is Two Hundred Fifty Thousand (250,000) shares of stock, having a par value per share of $.OOl.

          2. The total amount of Class A preferred voting stock, each share having One Hundred (100) votes, authorized by this corporation is Five Thousand (5,000) shares of stock, having a par value per share of $.01.

     In any given fiscal year in which the directors of the corporation shall declare a dividend out of the surplus net profits of the corporation, the-holder(s) Class A preferred stock shall be entitled to a fixed yearly dividend in a percentage amount, which such amount shall be fixed and declared by the directors of the corporation at the time of issuance of the Class A preferred stock. When and if such a dividend is declared, the holder(s) of the Class A preferred stock shall receive payment before any dividend shall be set apart or paid on the common stock. The dividends in respect to the Class A preferred stock shall be non-cumulative shall be non participating.

     In the case of liquidation or dissolution of the corporation, the holder(s) of the Class A preferred stock shall be entitled to be paid in full the par value of the shares before any amount shall be paid to the holders of the common stock.

     All stock of whatever class, when issued shall be fully paid and shall b assessable.

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     ARTICLE  VI
     ----------

     The street address of the initial registered office of this Corporation is 270 NW 3 Court, Boca Raton, Florida 33432-3720. The initial registered agent of this Corporation is: Ledyard H. DeWees.

     ARTICLE  VII
     ------------

     This Corporation shall have up to five (5) Directors, under such terms and conditions as shall be specified in the By-laws.

     ARTICLE  VIII
     -------------

     The name and address of the person signing these Articles as the incorporator is:

     Ledyard H. Dewees
     270 NW. 3 Court
     Boca Raton, Florida 33432-3720

     ARTICLE  IX
     -----------

     The power to adopt, alter, amend or repeal By-laws shall be vested in the Board of Directors.

     ARTICLE  X
     ----------

     The Shareholders of this corporation shall not have preemptive rights to acquire the corporation`s unissued shares.

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     ARTICLE  XI
     -----------

     The shareholders shall have the absolute power to adopt, amend, alter, change or appeal these Articles of Incorporation when proposed and approved at a stockholder`s meeting with not less than a majority vote of the issued and outstanding common stock.


     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 19th day of June, 2000.



                                   /s/  LEDYARD  H.  DEWEES
                                   --------------------
                                   LEDYARD  H.  DEWEES
                                   INCORPORATOR




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                           CERTIFICATE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE


     Pursuant to the provisions of Sections 607.0501 or 617.0501 Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent in the State of Florida.

     1.   The name of the corporation is: BOZEMAN MEDIA GROUP, INC.

     2.   The name and address of the registered agent and office is:

                    LEDYARD  H.  DEWEES
                    270  NW  3  Court
                    Boca  Raton  Florida  33432-3720

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENTAND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES. AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.



                                   /S/  LEDYARD  H.  DEWEES
                                   --------------------------
                                   LEDYARD  H.  DEWEES
                                   June  19,  2000


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